Baldwin & Lyons, Inc.                                                                                                                                                                                                                                                                                                                                                                                                                                                  February 4, 2016
                                                                                                                                                                                                                                                                                                                                                                                                                                               Press Contact: G. Patrick Corydon
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              (317) 636-9800
                                                                                                                                                                                                                                                                                                                                                                                                                                                                     corydon@baldwinandlyons.com

BALDWIN & LYONS ANNOUNCES THE ELECTION OF A DIRECTOR

Carmel, Indiana, February 4, 2016—Baldwin & Lyons, Inc. (NASDAQ: BWINA, BWINB) today announced that Mr. Philip V. Moyles, Jr. was elected to the Board of Directors during the Company's regular quarterly board meeting held on February 3, 2016.
Mr. Moyles is the Managing Principal, CEO and director of Vanbridge Holdings LLC which is an insurance intermediary, capital advisory and insurance and reinsurance management firm.  Prior to joining Vanbridge Holdings LLC, Mr. Moyles was an Executive Vice President and CEO of the Americas for Marsh LLC (Marsh & McLennan Companies).  He was on the Marsh LLC Board of Directors, its Operating and Executive Committees and served on the Marsh & McLennan Companies' Executive committee.  Mr. Moyles has thirty years of experience in the insurance industry.
Mr. Moyles graduated from Kenyon College with a bachelor's degree and is a graduate of The Tuck School of Business at Dartmouth College Executive Program.
Mr. Moyles currently serves as a senior advisor of Sound Point Capital Management, LP.  He is also a director of NEBCO Insurance Services, LLC as well as Beechwood Reinsurance LTD.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties. Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.